Exhibit 10.14

                        SETTLEMENT AGREEMENT AND RELEASE

      This Settlement Agreement and Release ("Agreement") is entered into as of May 31, 2002, by Alameda Real Estate Investments, a California limited partnership, ("AREI"), and GEOWORKS CORPORATION, a Delaware corporation ("Geoworks"), collectively referred to herein as the "Parties."

      WHEREAS, AREI and Geoworks entered into that certain Marina Village Office Lease dated August 1, 1993 (the "Lease") of the premises at 960 Atlantic Avenue, Alameda, California (the "Premises");

      WHEREAS, the Lease expired on July 31, 1999;

      WHEREAS, on or about January 1999, the Parties extended the term of the Lease through January 31, 2002;

      WHEREAS, by letter dated March 14, 2001, Geoworks exercised its second option to extend the Lease through January 31, 2005;

      WHEREAS, on or about early March 2002, Geoworks vacated the Premises;

      WHEREAS, on February 25, 2002, AREI filed two complaints in the Superior Court of California for Alameda County, both entitled "Alameda Real Estate Investments, Plaintiff, v. Geoworks Corporation, Defendant," one for breach of lease and damages, with a case number of 041944 (the "Action") and one for unlawful detainer with a case number of 041941;

      WHEREAS, on April 4, 2002, AREI dismissed the action for unlawful detainer without prejudice;

      WHEREAS, the Parties intend by this Agreement for Geoworks to pay certain sums owed to AREI and for the Parties to release and discharge all claims against each other relating to rent obligations and the right to possession of the Premises;

      NOW, THEREFORE, the Parties agree as follows:

      1. Settlement Payments and Dismissal of Actions With Prejudice.

            (a) Upon full execution of this Agreement by all of the Parties, Geoworks shall pay AREI the sum of FOUR HUNDRED THOUSAND DOLLARS AND


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                                  Exhibit 10.14

00/100 ($400,000.00) by check with good funds made payable to Alameda Real Estate Investments (the "Settlement Sum").

            (b) The Lease shall be terminated upon full execution of this Agreement by all of the Parties;

            (c) Personal Property Remaining on the Premises. Upon full execution of this Agreement by all of the Parties, Geoworks shall be deemed to have transferred title to all of its tangible personal property remaining on the Premises to AREI pursuant to the attached bill of sale.

            (d) Dismissal of Actions. Within ten days after its receipt of the executed Agreeement, the executed bill of sale, and the Settlement Sum, AREI will dismiss the Action with prejudice, each side to bear its own costs and fees.

      2. Bankruptcy. If within ninety-one (91) days after the payment of the Settlement Sum, Geoworks files for bankruptcy, or an involuntary bankruptcy petition is filed against Geoworks that is not dismissed, and action is taken by any party to recover any portion of the Settlement Sum, AREI shall be entitled to a claim against the debtor's estate for breach of the lease as provided for by law, and such claim shall not be limited to the amount of the Settlement Sum.

      3. Releases.

            (a) Except for the obligations set forth in this Agreement, AREI hereby specifically releases and forever discharges Geoworks and its employees, agents, attorneys, predecessors, successors, assigns, administrators and affiliated and related entities, from any and all liability, obligations, expenses, losses, damages indemnities, claims, causes of action and demands of any nature whatsoever, whether known or unknown, whether absolute or contingent, that it has on the date hereof, arising out of or in any way related to the Actions or Lease.

            (b) Except for the obligations set forth in this Agreement, Geoworks hereby specifically releases and forever discharges AREI and its partners, employees, agents, attorneys, predecessors, successors, assigns, administrators and affiliated and related entities, from any and all liabilities, obligations, expenses, losses, damages indemnities, claims, causes


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                                  Exhibit 10.14

of action and demands of any nature whatsoever, whether known or unknown, whether absolute or contingent, that it has on the date hereof, arising out of or in any way related to the Actions or Lease.

      4. Waiver of California Civil Code Section 1542. With respect to the releases set forth in paragraph 3 above, each party expressly waives any rights or benefits available to it under the provisions of California Civil Code
Section 1542, which provides:

            A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

      5. No Admission of Liability. This Agreement is entered into in compromise of disputed claims. It is fully acknowledged by the Parties that the execution of this Agreement is not and shall not be construed in any way as an admission of wrongdoing or liability by any Party.

      6. Performance of Necessary Acts. The Parties agree to perform any and all acts and to execute and deliver any and all documents which may be reasonably necessary to carry out the provisions of this Agreement, regardless of whether such acts and documents are specifically mentioned herein.

      7. Entire Agreement. This Agreement is the only existing and binding agreement of settlement among the Parties, and supersedes any prior oral or written agreement as to the subject matter herein. The Parties acknowledge that there are no other warranties, promises, assurances, or representations of any kind, express or implied, upon which the Parties have relied in entering into this Agreement, unless expressly set forth herein. This Agreement shall not be modified except by written agreement signed by the Parties.

      8. Acknowledgment of Terms. The Parties have read and understand the terms of this Agreement, and understand and acknowledge the significance and consequence of each such term. The Parties acknowledge that they have had a full opportunity to discuss this Agreement with legal counsel of their own choosing.


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                                  Exhibit 10.14

      9. Parties Affected. The covenants, agreements and restrictions contained in this Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective predecessors, affiliates, partners, officers, directors, attorneys, agents, successors and assigns.

      10. Governing Law. This Agreement shall be interpreted according to the laws of the State of California.

      11. Warranty. Each party to this Agreement warrants (a) that the person executing this Agreement on its behalf has the authority to do so; (b) that the claims which it is releasing pursuant to this Agreement have not been assigned or otherwise transferred to any other person or entity; and (c) that it has had this Agreement reviewed by legal counsel of its choosing prior to execution.

      12. Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of their right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

      13. Attorney's Fees. In the event of any breach of this Agreement, the prevailing party in any action or other proceeding to enforce any of the provisions of this Agreement shall be entitled to collect from the breaching party, in addition to all other relief provided by law or equity, all costs and expenses incurred by the prevailing party, including court costs and reasonable attorney's fees.

      14. Interpretation. Each of the Parties has participated (or had a full opportunity to participate) in the drafting of this Agreement. No party shall be deemed to be the drafter of this Agreement, and this Agreement shall not be interpreted or construed based on the Parties' respective contributions to the drafting of this Agreement.

      15. Execution. This Agreement may be executed in counterparts.


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                                  Exhibit 10.14

Dated: 6/12/02                     ALAMEDA REAL ESTATE
                                   INVESTMENTS, a California limited
                                   partnership

                                   By:      /s/
                                      -----------------------------------
                                            Joseph R. Seiger
                                            President

Dated: 6/6/02                      GEOWORKS CORPORATION, a Delaware corporation

                                   By:      /s/
                                      -----------------------------------
                                   Name: Timothy J. Toppin
                                        ---------------------------------
                                   Its:  Vice President & CFO
                                        ---------------------------------

                                   By:      /s/
                                      -----------------------------------
                                   Name: Steve Mitchell
                                        ---------------------------------
                                   Its:  President & CEO
                                        ---------------------------------


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                                  Exhibit 10.14

                                  BILL OF SALE

For good and valuable consideration, Geoworks Corporation, a Delaware corporation, hereby conveys to ALAMEDA REAL ESTATE INVESTMENTS, a California limited partnership, ("AREI") as of June 6 , 2002 all its right, title and interest to all furniture, fixtures and equipment and other intangible personal property located at 960 Atlantic Avenue, Alameda, California free and clear of any and all liens or encumbrances WITHOUT WARRANTY OF ANY KIND, "AS IS", "WHERE IS", THAT IS SPECIFICALLY DISCLAIMING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

Geoworks Corporation


            \S\
--------------------------------
By: Timothy Toppin, CFO


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